Frankly Media, LLC

27-10 Queens Plaza North, Suite

502 Long Island City, NY 11101

May 25, 2017

Mr. Warren Spector

Raycom Media, Inc.

201 Monroe Street

RSA Tower, 20th Floor

Montgomery, AL 36104

Re: Website Software Agreement- Amendment

Dear Warren,

Reference is made to the Website Software and Services Agreement dated October 1, 2011 between Frankly Media, LLC (formerly Gannaway Web Holdings, LLC) (“Frankly”) and Raycom Media, Inc. (“Raycom”) (as previously and herein amended, the “Agreement”). When signed below, the Agreement will be further amended as follows:

1.	Prior Advance: Pursuant to an amendment of the Agreement dated December 23, 2016 (the “Advance Amendment”), Raycom has provided Frankly with an advance payment, of a portion of the fees due in 2017 under the Agreement, in the amount of $3,000,000 (the “Prior Advance”). The Advance Amendment provides that if Frankly completes an equity raise of at least $5 million before March 31, 2017, then it can either (i) refund the full amount of the Prior Advance to Raycom within 30 days of the completion of the equity raise along with an additional $30,000 for fees in connection with the prepayment by Raycom, or (ii) the full amount of the Prior Advance shall apply to services provided by Frankly for the year ended December 31, 2017 and Raycom shall receive a discount of $300,000 for the services provided by Frankly. By Amendment dated March 30, 2017, the March 31, 2017 date was replaced with May 31, 2107. The parties agree that the May 31, 2017 date set forth in the Advance Amendment for completion of Frankly’s equity raise of at least $5 million is hereby replaced with “June 30, 2017”.

2.	Recoupment of Advances: Commencing on June 1, 2017, Raycom will not be required to make cash payments for services provided by Frankly under the Agreement until the date that the Prior Advance and the New Advance (as defined in the March 30, 2017 amendment to the Advance Amendment) have been fully repaid or credited to amounts due to Frankly from Raycom under the Agreement. The parties agree that the New Advance will be applied to the amounts due under the Agreement for the period commencing on June 1, 2017, and that commencing on July 1, 2017, the outstanding balance of the Prior Advance will be applied to payments due from Raycom under the Agreement for services provided by Frankly on and after July 1, 2017.

1

Except as amended herein, the Agreement will continue in full force and effect. If the foregoing is acceptable, please return a signed copy of this amendment to us at your earliest convenience.

Sincerely,

Frankly Media LLC

By:	/s/ John Wilk
John Wilk
General Counsel

Accepted and Agreed:

Raycom Media, Inc.

By:	/s/ Warren Spector
Name:	Warren Spector
Title:	CFO

2